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                                                                      EXHIBIT 11

                            GATEWAY BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

The following tabulation presents the calculation of basic and diluted earnings per common share for the three month period ended March 31, 2000 and 1999.

                                                             THREE MONTHS ENDED
                                                                 MARCH 31,
                                                     --------------------------------
                                                         2000                1999
                                                         ----                ----

Basic net income                                     $    161,687        $     60,121
                                                     ============        ============

Basic earnings on common shares                      $    161,687        $     60,121
                                                     ============        ============

Weighted average common shares
         outstanding - basic                              679,048             679,048
                                                     ============        ============

Basic earnings per common share                      $        .24        $        .09
                                                     ============        ============

Basic net income per common share                    $        .24        $        .09
                                                     ============        ============

Diluted net income                                   $    161,687        $     60,121
                                                     ============        ============

Diluted earnings on common shares                    $    161,687        $     60,121
                                                     ============        ============

Weighted average common shares
         outstanding - diluted                            680,337             679,048
                                                     ============        ============

Diluted earnings per common share                    $        .24        $        .09
                                                     ============        ============

Diluted net income per common share                  $        .24        $        .09
                                                     ============        ============



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